EXHIBIT 99.1

Item 6.  Selected Financial and Operating Data

Western Gas Equity Partners, LP (“WGP”) is a Delaware master limited partnership formed by Anadarko Petroleum Corporation to own three types of partnership interests in Western Gas Partners, LP (“WES”). For purposes of this report, “WGP,” “we,” “us,” “our” or “Western Gas Equity Partners” refers to Western Gas Equity Partners, LP in its individual capacity or to Western Gas Equity Partners, LP and its subsidiaries, including Western Gas Holdings, LLC (“WES GP”), the general partner of WES and our wholly owned subsidiary, as the context requires. Our general partner, Western Gas Equity Holdings, LLC (“WGP GP”), is a wholly owned subsidiary of Anadarko Petroleum Corporation. “Anadarko” refers to Anadarko Petroleum Corporation and its subsidiaries, excluding us, and “affiliates” refers to subsidiaries of Anadarko, excluding us, and includes equity interests in Fort Union Gas Gathering, LLC (“Fort Union”), White Cliffs Pipeline, LLC (“White Cliffs”), Rendezvous Gas Services, LLC (“Rendezvous”), Enterprise EF78 LLC (the “Mont Belvieu JV”), Texas Express Pipeline LLC (“TEP”), Texas Express Gathering LLC (“TEG”) and Front Range Pipeline LLC (“FRP”). The interests in TEP, TEG and FRP are referred to collectively as the “TEFR Interests.” “Equity investment throughput” refers to WES’s 14.81% share of average Fort Union throughput and 22% share of average Rendezvous throughput, but excludes throughput measured in barrels, consisting of WES’s 10% share of average White Cliffs throughput, 25% share of average Mont Belvieu JV throughput, 20% share of average TEP and TEG throughput and 33.33% share of average FRP throughput.
Our consolidated financial statements include the consolidated financial results of WES due to our 100% ownership interest in WES GP and WES GP’s control of WES. Our only cash-generating assets consist of our partnership interests in WES, and we currently have no independent operations.
References to the “WES assets” refer collectively to the assets indirectly owned and interests accounted for under the equity method by us through our partnership interests in WES as of December 31, 2013, including the TEFR Interests. Because we own and control WES GP and WGP GP is owned and controlled by Anadarko, each of WES’s acquisitions of WES assets from Anadarko has been considered a transfer of net assets between entities under common control. As such, WES assets acquired from Anadarko were initially recorded at Anadarko’s historic carrying value, which did not correlate to the total acquisition price paid by WES (see Note 2—Acquisitions in the Notes to the Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K). Further, after an acquisition of WES assets from Anadarko, we, by virtue of our consolidation of WES, may be required to recast our financial statements to include the activities of such WES assets as of the date of common control. For those periods requiring recast, the consolidated financial statements for periods prior to the acquisition of WES assets from Anadarko, including the TEFR Interests, have been prepared from Anadarko’s historical cost-basis accounts and may not necessarily be indicative of the actual results of operations that would have occurred if WES had owned the WES assets during the periods reported. For ease of reference, we refer to the historical financial results of the WES assets prior to the acquisitions from Anadarko as being “our” historical financial results.

Acquisitions

The following table shows our selected financial and operating data, which are derived from our consolidated financial statements for the periods and as of the dates indicated. In May 2008, concurrently with the closing of the initial public offering (“IPO”) of WES, Anadarko contributed to WES the assets and liabilities of Anadarko Gathering Company LLC (“AGC”), Pinnacle Gas Treating LLC (“PGT”) and MIGC LLC (“MIGC”), which were the initial assets. In December 2008, WES completed the acquisition of the Powder River assets from Anadarko, which included (i) the Hilight system, (ii) a 50% interest in the Newcastle system and (iii) a 14.81% membership interest in Fort Union. In July 2009, WES closed on the acquisition of a 51% membership interest in Chipeta Processing LLC (“Chipeta”) from Anadarko. WES closed the acquisitions of Anadarko’s Granger and Wattenberg assets in January 2010 and August 2010, respectively. In September 2010, WES acquired a 10% interest in White Cliffs, which consisted of a 9.6% third-party interest, and a 0.4% interest from Anadarko. In February 2011, WES acquired the Platte Valley gathering system and processing plant from a third party, and in July 2011, WES acquired the Bison gas treating facility from Anadarko. In January 2012, WES acquired Mountain Gas Resources, LLC (“MGR”) from Anadarko, which acquisition included the Patrick Draw processing plant, the Red Desert processing plant, gathering lines, and related facilities (collectively, the “Red Desert complex”), and the 22% interest in Rendezvous. In August 2012, WES acquired Anadarko’s then-remaining 24% membership interest in Chipeta (the “additional Chipeta interest”), receiving distributions related to the additional interest effective July 1, 2012. In March 2013, WES completed the acquisition of a 33.75% interest in both the Liberty and Rome gas gathering systems from a wholly owned subsidiary of Anadarko, Anadarko Marcellus Midstream, L.L.C. (the “Non-Operated Marcellus Interest”). Also in March 2013, WES completed the acquisition of a 33.75% interest in the Larry’s Creek, Seely and Warrensville gas gathering systems from a third party (the “Anadarko-Operated Marcellus Interest”). In June 2013, WES acquired a 25% interest in the Mont Belvieu JV from a third party, and in September 2013 WES acquired Overland Trail Transmission, LLC, (“OTTCO”) from a third party. In March 2014, WES acquired the TEFR Interests from Anadarko.

Dates of common control

In connection with its August 23, 2006, acquisition of Western Gas Resources, Inc., Anadarko acquired MIGC, the Powder River assets, the Granger assets and the assets of MGR. Anadarko acquired the Wattenberg assets and a 75% interest in Chipeta in connection with its August 10, 2006, acquisition of Kerr-McGee Corporation. Anadarko made its initial investment in White Cliffs on January 29, 2007.
Our consolidated financial statements include (i) the combined financial results and operations of AGC and PGT for all periods presented, (ii) the consolidated financial results and operations of Western Gas Partners, LP and its subsidiaries combined with the financial results and operations of MIGC, the Powder River assets, the Granger assets, the MGR assets, the Chipeta assets, the Wattenberg assets, the 0.4% interest in White Cliffs, and the Non-Operated Marcellus Interest, for all periods presented, (iii) the financial results and operations of the Bison assets from 2009 (when Anadarko began construction of such assets, which were subsequently placed in service in June 2010), and (iv) the financial results and operations of the TEFR Interests from 2011 when Anadarko made its initial investment in the respective businesses. Effective August 1, 2012, noncontrolling interests exclude the financial results and operations of the additional Chipeta interest.

The information in the following table should be read together with the information in the captions How WES Evaluates Its Operations, Items Affecting the Comparability of Financial Results, Results of Operations, and Key Performance Metrics under Item 7 of Exhibit 99.2 to this Current Report on Form 8-K:

	Summary Financial Information
thousands except per-unit data and throughput	2013 (1)	2012 (1)	2011 (1)	2010	2009
Statement of Income Data (for the year ended):
Total revenues	$1,029,763	$894,476	$858,144	$655,646	$611,841
Operating income	317,145	194,309	245,294	177,539	136,130
Net income	281,878	120,557	180,215	127,171	108,909
Net income attributable to noncontrolling interests (2)	122,173	59,181	86,057	63,495	36,772
Net income attributable to Western Gas Equity Partners, LP	$159,705	$61,376	$94,158	$63,676	$72,137
Limited partners’ interest in net income (3)	155,528	2,809
Net income per common unit (basic and diluted) (3)	$0.71	$0.01
Distributions per unit (4)	$0.82125	$0.03587
Balance Sheet Data (at period end):
Total assets	$4,630,825	$3,864,450	$2,997,689	$2,345,255	$2,278,512
Total long-term liabilities	1,535,312	1,284,176	1,274,817	1,021,805	786,101
Total equity and partners’ capital	$2,904,030	$2,394,019	$1,559,928	$1,233,940	$1,408,880
Cash Flow Data (for the year ended):
Net cash flows provided by (used in):
Operating activities	$444,780	$277,481	$258,889	$210,480	$183,001
Investing activities	(1,652,995)	(1,357,537)	(485,832)	(921,398)	(223,128)
Financing activities	898,744	1,276,053	426,428	668,008	74,037
Capital expenditures	$(645,854)	$(638,121)	$(149,717)	$(173,891)	$(121,295)
Throughput (MMcf/d except throughput measured in barrels):
Total throughput for natural gas assets	3,368	3,023	2,715	2,224	2,262
Throughput attributable to noncontrolling interests for natural gas assets	168	228	242	197	180
Throughput attributable to Western Gas Partners, LP for natural gas assets (5)	3,200	2,795	2,473	2,027	2,082
Throughput (MBbls/d) for crude/NGL assets (6)	40	31	28	17	11

(1)
Information has been recast to include the financial position, results and throughput attributable to the TEFR Interests. See Note 1—Summary of Significant Accounting Policies and Note 2—Acquisitions in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

(2)
Represents the publicly held common units of WES and our noncontrolling interests in Chipeta that were held by Anadarko and a third-party member. Effective August 1, 2012, WES acquired Anadarko’s remaining interest in Chipeta, accounted for on a prospective basis. See Note 2—Acquisitions in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

(3)
Includes financial results after our IPO on December 12, 2012, excluding pre-acquisition net (income) loss attributable to Anadarko as described in Note 1—Summary of Significant Accounting Policies and Note 4—Equity and Partners’ Capital in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K. Results for the periods prior to our IPO are attributable to subsidiaries of Anadarko. Net income per common unit (basic and diluted) for the 20-day period beginning on the date our IPO closed through December 31, 2012, was calculated using the number of common units outstanding after the IPO. See Note 4—Equity and Partners’ Capital in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

(4)
On January 21, 2013, the board of directors of WGP GP declared a prorated quarterly distribution of $0.03587 per unit for the fourth quarter of 2012. The distribution was the first declared by WGP and corresponded to a quarterly distribution of $0.165 per unit, or $0.66 per unit on an annualized basis. The initial distribution was prorated for the 20-day period from the date of the closing of WGP’s IPO on December 12, 2012, through the end of the quarter.

(5)
Includes affiliate, third-party and equity investment throughput (defined as WES’s 14.81% share of average Fort Union and 22% share of average Rendezvous throughput), excluding the noncontrolling interest owners’ proportionate share of throughput.

(6)
Represents total throughput measured in barrels consisting of throughput from WES’s Chipeta NGL pipeline, WES’s 10% share of average White Cliffs throughput, 25% share of average Mont Belvieu JV throughput, 20% share of average TEG and TEP throughput and 33.33% share of average FRP throughput.

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